UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

ROYALE GLOBE HOLDING, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2014, Royale Globe Holding, Inc (“Company”) entered into a stock purchase agreement with Great Mission Inc, a Vanuatu company controlled by Mr. Lim Kok Cheang and agrees to issue 1,000,000,000 shares of commons tock of the Company to Great Mission Inc for a price of $0.001 per share , an aggregate of US $ 1,000,000.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on October 30, 2014, the Company entered into a stock purchase agreement with Great Mission Inc, a Vanuatu company controlled by Mr. Lim Kok Cheang and agrees to issue 1,000,000,000 shares of commons tock of the Company to Great Mission Inc for a price of $0.001 per share, an aggregate of US $ 1,000,000. The sale of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Stock Purchase Agreement with Great Mission Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2014	Royale Globe Holding, Inc.

/s/ Tan Swe Poo
Tan Swe Poo
Chief Executive Officer